November 3, 2025 VIA EMAIL Senthilkumaran Kanagaratnam Dear Senthil, Following your notice of resignation, this letter sets forth the substance of the separation agreement (the “Agreement”) that Digital Turbine Media, Inc. (the “Company”) is offering to you to aid in your employment transition. You and the Company may be referred to herein individually as a “Party” and collectively as the “Parties”. 1. Separation. Your last day of work and employment with the Company will be January 31, 2026 (the “Separation Date”), which is the “Termination Date” as such term is defined in the Employment Agreement, dated as of October 11, 2022, by and among you and Digital Turbine, Inc. (as amended, the “Employment Agreement”). Parties agree that you shall provide advisory services to the Company and its affiliated entities, as set forth in Section 2 hereunder. 2. Advisory Services. 2.1. During the Advisory Term (as defined in Section 2.2 below), you shall provide, as an independent consultant, services to the Company relating to the transition of your role and supporting search and onboarding of AI/Data leader (“Advisory Services”). You have no authority to bind or obligate the Company by contract or otherwise. You shall not make any representation or warranties to anyone with respect to any negotiation, contract or otherwise without the Company’s prior written authorization. 2.2 Advisory Term. The Advisory Services shall be performed during a period beginning on February 1, 2026 and ending on May 31, 2026 (the “Advisory Term”), unless terminated beforehand as follows: (a) the Company may terminate this Agreement immediately, without advance notice and without derogating from any other remedy to which the Company may be entitled if you fail to perform the Advisory Services in a timely and effective manner as requested by the Company, or (b) your material breach of this Agreement. 2.3 Advisory Fee. During the Advisory Term and in consideration of your provisioning of the Advisory Services, Company shall pay you a monthly consulting fee in the total sum of $2,500 (two thousand and five hundred dollars) (“Consulting Fee”). The Consulting Fee hereunder will be paid with respect to the preceding month, within ten (10) days following the end of such month. The Company may withhold from payments hereunder any and all amounts as may be required from time to time under the applicable law and regulations. You will bear full responsibility for all tax obligations relating to such payments. If the Advisory Term is terminated by the Company in the middle of the month for whatever reason, the monthly Consulting Fee shall be paid in total for the month. Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 2 2.4. Permitted Activities. Without derogating from your obligations under Section 8 of the Employment Agreement, which shall continue to apply during the Advisory Term, you further agree that during the Advisory Term you will not engage in, establish, or in any manner whatsoever become involved with, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, with any of competitors of the Company or its affiliated entities in the mobile ad tech industry. Subject to the foregoing, you may obtain full-time employment from another company. 3. Accrued Salary. On the Separation Date, the Company will pay you all accrued wages earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment by law. 4. Benefits. Your health insurance benefits shall cease on the Separation Date, subject to Your right to continue your health insurance under COBRA. Your participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options and restricted stock units, and the accrual of bonuses and other entitlements (as applicable), will cease as of the Separation Date. 5. Severance Benefits. Although the Company has no obligation to do so, if you (a) timely sign and return this Agreement (no earlier than the Separation Date) and return an executed copy to the Company, (b) allow this Agreement to become effective and non-revocable by its terms, (c) remain employed by the Company through the Separation Date (d) comply with your obligations under this Agreement and any other agreement you have with the Company, and (e) timely sign, return and do not revoke the Reaffirmation of Separation and Release Agreement (“Reaffirmation”) after the Separation Date in accordance with the terms of such Reaffirmation, following the Separation Date, then the Company will provide you with the following benefits (the “Severance Benefits”). (a) Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA. (b) Stock Options. Under the terms of your stock option agreements and the applicable plan documents, vesting of your stock options will cease as of the expiration or termination date of the Advisory Services (“Last Vesting Date”). All stock options which have been granted to you and vested by the Last Vesting Date, may be exercisable within ninety (90) days thereafter (the “Expiration Date”). You may exercise until the Expiration Date all stock options which have become vested through the Last Vesting Date, all in accordance with the terms of the option agreement (this means that the vesting of all stock options granted to you shall discontinue on the Last Vesting Date, and all stock options vested through such date may be exercised by you until the Expiration Date), and all unvested stock options on the Last Vesting Date shall thereupon terminate and you shall have no further rights with respect thereto For the purposes of clarity, any stock options not exercised by you under this Section 5 by the Expiration Date, shall expire without further notice or obligation. You acknowledge and agree that any decisions to exercise such stock options are Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 3 subject to the taxation rules established by the relevant tax authority and taxes on such exercise are and remain your sole responsibility. (c) RSUs (Restricted Stock Units). Under the terms of your RSU agreement(s) and the applicable plan documents, vesting of your time-vesting RSUs will cease as of the Last Vesting Date. and the applicable plan documents, vesting of your time-vesting RSUs will cease as of the Last Vesting Date. The time-vesting RSUs that are not vested at the Last Vesting Date shall be forfeited and you shall have no right to receive the underlying shares of common stock. Your vested RSUs, reduced for personal withholding taxes if applicable, will become distributable immediately upon the Last Vesting Date, at the next available settlement date, which is usually on or around the 20th of each month. (d) PSUs (Performance Stock Units). Under the terms of your PSU (Performance Stock Unit) agreement(s) and the applicable plan documents, vesting of your vesting PSUs will cease as of the Separation Date. The vesting PSUs that are not vested at the Separation Date shall be forfeited and you shall have no right to receive the underlying shares of common stock. Your vested PSUs, reduced for personal withholding taxes if applicable, will become distributable immediately upon the Separation Date, at the next available settlement date, which is usually on or around the 20th of each month. (e) Employment Transition. In consideration for your fulfilment of your obligations under this Agreement (including but not limited to timely performance of the Advisory Services), Company agrees to reasonably aid your employment transition efforts. 6. No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before or after the Separation Date, the Termination Benefits as defined in the Employment Agreement, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options. You further acknowledge that no other equity awards (including but not limited to Performance Stock Units) previously granted to you, will continue to vest after the Separation Date. 7. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all unreimbursed business expenses that you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. 8. Systems Access and Return of Company Property. Upon the expiration or termination of the Advisory Services, your Company email and systems access will be turned off. Within five (5) days after the expiration or termination end of your Advisory Services (or sooner if requested by the Company), you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 4 operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information within the timeframe requested above. If you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within ten (10) days after termination of the Advisory Services (or sooner if requested by the Company), you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. Your timely compliance with this paragraph is a condition precedent to your receipt of the Severance Benefits provided under this Agreement. 9. Proprietary Information Obligations. You acknowledge and reaffirm your continuing obligations under your Employee Confidential Information; Non-Solicitation and Invention Assignment Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, and Section 8 of the Employment Agreement. For the avoidance of doubt, notwithstanding any other provision herein, you acknowledge and agree that your Employee Confidential Information; Non-Solicitation and Invention Assignment Agreement survives the execution of this Agreement. 10. Confidentiality. Except as otherwise expressly provided herein and to the fullest extent permitted by law, absent prior express written approval and permission of the Chief Executive Officer of the Company, you agree to keep confidential and not make public or reveal to any person, firm, corporation, association, partnership or entity of any kind whatsoever, including, without limitation, any current, former or future employees or agents of the Company or any of its affiliated, subsidiary or parent companies or their current, former or future employees or agents any information regarding the terms or existence of this Agreement, including, without limitation, the payment(s) you are receiving under the Agreement. This confidentiality proscription shall not apply to: (i) you providing any such information to your immediate family, attorney, accountant, tax consultant and/or the duly designated taxing authorities of the United States of America and/or any state; or (ii) any disclosures compelled by law (after notice to the Company within a reasonable period for making an objection to such disclosures). In the event that you reveal any material terms of this Agreement to the limited extent permitted in this Section 10 or elsewhere in this Agreement, you shall instruct the recipient of such information that this is a private, confidential agreement and that the terms of this Agreement may not be revealed to any other person for any reason whatsoever. 11. Non Disparagement. Except as otherwise expressly provided herein and to the fullest extent permitted by law, you agree not to disparage the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you will respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 5 is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Notwithstanding the foregoing, nothing contained in this Agreement is intended to or does prohibit, restrict, or prevent you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 12. Cooperation. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs. 13. No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission. 14. Release of Claims. Except for those obligations created by or arising out of this Agreement, and excluding only those claims that cannot be waived as a matter of law, in exchange for the consideration under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent, subsidiary and affiliate entities and their directors, officers, employees and shareholders, insurers, affiliates, and assigns (collectively “Releasees”) from any and all claims, liabilities, wages, agreements, demands and causes of action, attorneys’ fees, expenses and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement (collectively, “Claims”). This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including overtime, salary, bonuses, commissions, vacation pay, holiday pay, paid sick time, expense reimbursements, severance pay, back pay, front pay, penalties, life insurance, health or medical insurance or any other fringe benefits, stock, stock options, restricted stock options, performance stock options, any other ownership interests in the Company or compensation of any kind including any such claims arising under federal or state law; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Equal Pay Act, the Family and Medical Leave Act of 1993 (“FMLA”), the California Labor Code (as amended) (as applicable), the California Family Rights Act (as applicable), the Age Discrimination in Employment Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 6 Act (“ADEA”), and the California Fair Employment and Housing Act (as amended) (as applicable) or any other federal, state or local statute, ordinance or regulation or constitutional, contract, tort or common law theory which you ever had, now have, or hereafter can, shall or may have against the Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the Effective Date of this Agreement (as defined in Section 15 below). Notwithstanding the foregoing, you are not releasing the Company hereby from any obligation to indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance. In addition, nothing in this Agreement shall affect (i) any vested interest you may have in the Company’s 401(k) or other retirement plan(s) (if any); (ii) any rights you may have under COBRA; or (iii) any claims that cannot be waived by law. a. You represent and warrant that you have brought no complaint, claim, charge, action or proceeding against the Company in any jurisdiction or forum, nor will you, from the date of signing forward, unless compelled by law, advise, aid or encourage any person or entity to bring a claim against (i) the Company or (ii) any other Releasees, and will not assist any person or entity in connection with any such claim unless required by legal process or applicable law. Nothing in this Agreement, however, shall restrict your ability to testify truthfully in any suit, hearing, or investigation which you have not personally commenced provided that such testimony is compelled by subpoena or other operation of law. b. Except with respect to a breach of obligations arising out of this Agreement, if any, and to the fullest extent permitted by law, execution of this Agreement by the parties operates as a complete bar and defense against any and all of your Claims. 15. ADEA Release. You expressly acknowledge and agree that you are knowingly and voluntarily waiving and releasing any rights you have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), which have arisen on or before the date you execute this Agreement (the “ADEA Release”). You expressly acknowledge and agree that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (c) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner) and any changes to this Agreement, material or otherwise, do not restart or extend the 21- day consideration period; (d) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to me); and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”). You understand that, following the Separation Date, you must also execute and not revoke the Reaffirmation in accordance with the terms thereof in order to receive the Severance Benefits. 16. Section 1542 Waiver. This Agreement is intended to be effective as a bar to all Claims as stated above, up to and including the date you execute this Agreement. In giving the release herein, which includes claims which may be unknown to you at present, Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 7 you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims. 17. Protected Rights. You understand that nothing in this Agreement limits your ability to respond truthfully to a valid subpoena, file a charge or complaint with the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Civil Rights Department (as applicable), the U.S. Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation without notice to the Company. The Company’s prior authorization shall not be required to make any reports or disclosures to Government Agencies under this Section 17 and you are not required to notify the Company that you have made such reports or disclosures. While this Agreement does not limit your right to receive an award for information provided to the U.S. Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. 18. Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act (as applicable), or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim. 19. Miscellaneous. This Agreement, including its exhibits, and the Reaffirmation, constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Texas without regard to conflict of laws principles. If any Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 8 provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable provided, however, that if a court of competent jurisdiction or an arbitrator holds that any of the release-related provisions contained in this Agreement of this Agreement are illegal, invalid, or unenforceable, then this Agreement shall become null and void, and the payments paid or benefits provided pursuant to Section 5 above shall be returned to Company within fifteen (15) calendar days. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures. You shall indemnify Releasees against any loss or liability whatsoever, including all court costs and attorneys’ fees, caused by any action or proceeding which is brought with respect to any Claim, except as otherwise provided under the ADEA and/or the Older Workers Benefit Protection Act. 20. Notices. All notices required or permitted by the terms of this Agreement shall be sufficient if given in writing and delivered personally, by facsimile, email or by certified mail or courier service, requiring written acknowledgement of receipt, to the following addresses for the persons or entities listed: For COMPANY: Angeline Tucker Chief People Officer 110 San Antonio St. Austin, TX 78701 Email: angeline.tucker@digitalturbine.com For EMPLOYEE: Senthilkumaran Kanagaratnam Address: 5717 La Seyne Pl., San Jose, CA, 95138 If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty-one (21) calendar days to decide whether you would like to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within this timeframe. We wish you the best in your future endeavors. Sincerely, Digital Turbine Media, Inc. By: Chief People Officer Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

Page 9 THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. I hereby declare and affirm that I have read the foregoing Agreement and understand and acknowledge the significance and consequence of it and execute it voluntarily with full understanding of its consequences. SENTHILKUMARAN KANAGARATNAM Date Exhibit A: Employee Confidential Information; Non-Solicitation and Invention Assignment Agreement Exhibit B: Reaffirmation of Separation Agreement Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5 11/4/2025

EXHIBIT A EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

EXHIBIT B This Reaffirmation must be executed and returned to the Company within 21 days following the Separation Date or you will not receive the Severance Benefits identified in Section 5 of the Separation Agreement. REAFFIRMATION OF SEPARATION AGREEMENT 1. Capitalized terms used but not defined in this Reaffirmation of Separation Agreement (“Reaffirmation”) shall have the meaning set forth in the separation agreement between the Company and Senthilkumaran Kanagaratnam (“Employee”) dated [ ], a copy of which is attached hereto (“Separation Agreement”). 2. Employee hereby reaffirms the validity of the releases set forth in the Separation Agreement and all other provisions of the Separation Agreement. Employee also affirms that, to the best of Employee’s knowledge, Employee is not in default of any provision of the Separation Agreement. Employee acknowledges and agrees that the Separation Agreement is complete, true, accurate, valid and in full force and effect as of the date hereof. 3. In consideration of the terms described in the Separation Agreement, Employee hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all claims that Employee may have against any of the Company releasees as set forth in the Separation Agreement, arising on or prior to the date of Employee’s execution of this Reaffirmation. This section releases all claims including those of which Employee is not aware and those not mentioned in the Separation Agreement or this Reaffirmation. Employee specifically releases any and all claims arising out of Employee’s employment relationship with the Company or separation therefrom. 4. Section 1542 Waiver (as applicable). In giving the release herein, which includes claims which may be unknown to Employee at present, Employee acknowledges that Employee has read and understands Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to Employee’s release of claims herein, including but not limited to Employee’s release of unknown claims. 4. Employee represents and warrants that Employee has returned and have not retained any Company property, including but not limited to all hard copy and electronic documents, laptop computers, printers, cell phones, keys, swipe cards, and any other electronic devices. 5. Employee reaffirms as of the date hereof the representations set forth in the Separation Agreement and acknowledges and understands that: (a) by entering into the Separation Agreement Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5

and this Reaffirmation, Employee does not waive any rights or claims that may arise after the date that Employee executes and delivers this Reaffirmation to the Company; (b) neither the Separation Agreement nor this Reaffirmation shall affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state agency to enforce the ADEA and other applicable laws, and Employee further acknowledges and understands that neither the Separation Agreement nor this Reaffirmation shall be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar federal or state agency; and, accordingly, nothing in the Separation Agreement or this Reaffirmation shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal or state agency, provided Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding; (c) nothing herein constitutes a waiver or release of Employee’s protected rights to testify in any court, under the Older Workers Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA in this Agreement; (d) nothing herein constitutes a waiver or release of Employee’s other protected rights described in Paragraph 18; (e) nothing herein constitutes a release or waiver of any excluded claims (as described in the Separation Agreement); (f) Employee has been given at least 21 calendar days to consider this Reaffirmation and deliver an executed copy thereof to the Company; (g) if Employee executes and delivers this Reaffirmation prior to the expiration of the 21-day period, such acceptance will be considered a waiver of the 21-day period; (h) Employee will have a period of seven (7) calendar days following Employee’s execution of this Reaffirmation to revoke Employee’s acceptance of this Reaffirmation by delivering written notice of Employee’s revocation in accordance with Section 16 of the Separation Agreement (the “Revocation Period”); (i) if Employee does not revoke this Reaffirmation during the Revocation Period, this Reaffirmation will become fully effective upon expiration of the Revocation Period and shall thereupon become irrevocable; and (j) if Employee does not execute this Reaffirmation, Employee will not receive the Severance Benefits. 6. Employee is hereby advised and encouraged by the Company to consult with his own independent counsel before signing this Reaffirmation. Employee represents and warrants that: (a) Employee has had sufficient opportunity to consider this Reaffirmation, (b) Employee has read this Reaffirmation, (c) Employee understands all the terms and conditions hereof, (d) Employee has entered into this Reaffirmation of Employee’s own free will and volition, and (e) Employee has knowingly and voluntarily executed and delivered this Reaffirmation to the Company. Agreed to and accepted on this ___ day of ____________, 2026. _______________________________ EMPLOYEE SIGNATURE Docusign Envelope ID: 53995765-5C49-45F0-982E-879797C2D7D5